PRESS RELEASE

Micromet Enters into Agreement with Lonza for the Manufacture of Blinatumomab

BETHESDA, MD, November 24, 2009 — Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases today announced that it has entered into an agreement for the process development and manufacture of blinatumomab (MT103) with Lonza AG, a market leading custom manufacturer of antibodies and other biologics.

Under the terms of the agreement, Lonza will manufacture blinatumomab for clinical trials. In addition, Lonza will develop the commercial scale process and will supply blinatumomab for the market if so requested by Micromet.

Blinatumomab is a BiTE antibody for the treatment of various hematologic cancers. Blinatomumab has achieved the primary endpoint in a phase 2 clinical trial for the treatment of patients with acute lymphoblastic leukemia (ALL), and has shown significant clinical activity in an ongoing phase 1 clinical trial for the treatment of patients with non-Hodgkin's lymphoma (NHL). Micromet controls the worldwide rights to develop and commercialize blinatumomab after it reacquired MedImmune’s remaining rights to this product candidate on November 4, 2009.

About BiTE Antibodies

BiTE® antibodies are designed to direct the body's cytotoxic, or cell-destroying, T cells against tumor cells, and represent a new therapeutic approach to cancer therapy. Typically, antibodies cannot engage T cells because T cells lack the appropriate receptors for binding antibodies. BiTE antibodies have been shown to bind T cells to tumor cells, ultimately inducing a self-destruction process in the tumor cells referred to as apoptosis, or programmed cell death. In the presence of BiTE antibodies, T cells have been demonstrated to serially eliminate tumor cells, which explains the activity of BiTE antibodies at very low concentrations. Through the killing process, T cells start to proliferate, which leads to an increased number of T cells at the site of attack.

About Micromet, Inc.

Micromet, Inc. is a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® antibody platform, as well as conventional monoclonal antibodies. Two of Micromet’s BiTE antibodies and three of its conventional antibodies are currently in clinical trials.  Micromet's preclinical product pipeline includes several novel BiTE antibodies generated with its proprietary BiTE antibody platform technology.  Micromet’s collaboration partners include sanofi-aventis, Bayer Schering Pharma, Nycomed, Merck Serono, and MedImmune.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the manufacture of blinatumomab for clinical trials and the development of a commercial manufacturing process for this product candidate. You are urged to consider statements that include the words "ongoing," "may," "will," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that the manufacturing process for blinatumomab cannot be successfully established at Lonza AG, that blinatumomab does not demonstrate safety and/or efficacy in future clinical trials, or that we will not obtain approval to market blinatumomab, and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 6, 2009, as well as other filings by the company with the SEC.

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Contact Information

US Media:	European Media:
Chris Stamm	Ludger Wess
(781)-684-0770	+49 (40) 8816 5964
micromet@schwartz-pr.com	ludger@akampion.com

US Investors:	European Investors:
Susan Noonan	Ines-Regina Buth
(212) 966-3650	+49 (30) 2363 2768
susan@sanoonan.com	ines@akampion.com